Exhibit 99.3 2Q’18 Financial Results July 27, 2018

Disclaimers Cautionary Statement Regarding Forward-Looking Statements The following slides are part of a presentation by Synchrony Financial in connection with reporting quarterly financial results. No representation is made that the information in these slides is complete. For additional information, see the earnings release and financial supplement included as exhibits to our Current Report on Form 8- K filed today and available on our website (www.synchronyfinancial.com) and the SEC's website (www.sec.gov). All references to net earnings and net income are intended to have the same meaning. This presentation contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “targets,” “outlook,” “estimates,” “will,” “should,” “may” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated; retaining existing partners and attracting new partners, concentration of our revenue in a small number of Retail Card partners, promotion and support of our products by our partners, and financial performance of our partners; cyber-attacks or other security breaches; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk, the sufficiency of our allowance for loan losses and the accuracy of the assumptions or estimates used in preparing our financial statements; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions and strategic investments; our ability to realize the benefits of and expected capital available from strategic options; reductions in interchange fees; fraudulent activity; failure of third parties to provide various services that are important to our operations; disruptions in the operations of our computer systems and data centers; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; damage to our reputation; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; a material indemnification obligation to GE under the Tax Sharing and Separation Agreement with GE if we cause the split-off from GE or certain preliminary transactions to fail to qualify for tax-free treatment or in the case of certain significant transfers of our stock following the split-off; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the impact of the Consumer Financial Protection Bureau’s regulation of our business; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Synchrony Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this presentation and in our public filings, including under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed on February 22, 2018. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. Differences between this presentation and the supplemental financials may occur due to rounding. 2

2Q’18 Highlights Financial Highlights Business Highlights • $696 million Net Earnings, $0.92 diluted EPS Completed acquisition of the U.S. PayPal Credit financing program in July • Continued growth across the business ‒ Loan Receivables up 5% ‒ Net Interest Income up 3% ‒ Purchase Volume up 2% Added new partnerships... ‒ Average Active Accounts up 1% • Net Charge-Offs 5.97% compared to 5.42% in the prior year Renewed key relationships • Provision for Loan Losses down 3%, lower reserve build driven by improving credit trends • Efficiency Ratio 31.0% compared to 30.1% in the prior year • Deposits up $6.1 billion compared to prior year, comprising 73% of funding • Strong Capital and Liquidity ‒ 16.6% CET1 & $21.5 billion Liquid Assets Acquired e-gifting platform • Announced new capital plan increasing quarterly dividend to $0.21 and $2.2 billion of share repurchases 3

Growth Metrics Purchase Volume +2% Loan Receivables +5% $ in billions $ in billions $34.3 $33.5 $75.5 $78.9 2Q'17 2Q'18 2Q'17 2Q'18 Average Active Accounts +1% Interest and Fees on Loans +4% in millions $ in millions $4,081 68.6 69.3 $3,927 2Q'17 2Q'18 2Q'17 2Q'18 4

Platform Results[a]

Retail Card
Loan Receivables, $ in billions



+3%
$51.5
$52.9

Payment Solutions
Loan Receivables, $ in billions



+8%
$15.6
$16.9

CareCredit
Loan Receivables, $ in billions



+8%
$8.4
$9.1

	Retail Card 2Q'17	Retail Card 2Q'18	V%	Payment Solutions 2Q'17	Payment Solutions 2Q'18	V%	CareCredit 2Q'17	CareCredit 2Q'18	V%
Purchase Volume	$27.2	$27.4	+1%	$3.9	$4.3	+9%	$2.4	$2.6	+8%
Accounts	54.1	54.1	+0%	9.0	9.4	+4%	5.5	5.8	+5%
Interest and Fees on Loans	$2,900	$2,993	+3%	$533	$566	+6%	$494	$522	+6%

Retail Card:
- Solid growth partially offset by impact of underwriting refinements
- Interest and Fees on Loans up 3% driven by receivable growth

Payment Solutions:
- Strong Loan Receivable growth led by home furnishing and auto
- Interest and Fees on Loans up 6% driven by receivable growth

CareCredit:
- Loan Receivable growth led by dental and veterinary
- Interest and Fees on Loans up 6% driven by receivable growth

a) Accounts represent Average Active Accounts in millions, which are credit card or installment loan accounts on which there has been a purchase, payment or outstanding balance in the current month. Purchase Volume $ in billions and Interest and Fees on Loans $ in millions

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Financial Results Summary Earnings Statement 2Q'18 Highlights B/(W) • $696 million Net Earnings, $0.92 diluted EPS $ in millions, except ratios 2Q'18 2Q'17 $ % • Net Interest Income up 3% primarily driven by Total Interest Income $4,174 $3,970 $204 5% growth in Loan Receivables Total Interest Expense 437 333 (104) (31)% − Interest and Fees on Loans up 4% driven by average Loan Receivables growth Net Interest Income (NII) 3,737 3,637 100 3% − Interest Expense increase driven by benchmark Retailer Share Arrangements (RSA) (653) (669) 16 2% movement, growth and pre-funding for the PayPal credit portfolio NII, after RSA 3,084 2,968 116 4% • Retailer Share Arrangements down 2% Provision for Loan Losses 1,280 1,326 46 3% − Decrease driven primarily by Toys “R” Us Other Income 63 57 6 11% • Provision for Loan Losses down 3% driven by lower reserve build Other Expense 975 911 (64) (7)% − Net Charge-Offs of 5.97% compared to 5.42% in Pre-Tax Earnings 892 788 104 13% the prior year Provision for Income Taxes 196 292 96 33% • Other Expense up 7% − Driven primarily by growth and strategic Net Earnings $696 $496 $200 40% investments Diluted Earnings Per Share $0.92 $0.61 $0.31 6

Net Interest Income Net Interest Income $ in millions, % of average Interest-Earning Assets 2Q'18 Highlights +3% • Net Interest Income increased 3% compared to prior year driven primarily by growth in Loan Receivables $3,637 $3,737 − Interest and Fees on Loans increased 4% compared to prior year driven by average Loan Receivables growth • Net Interest Margin down 87bps. − Loan Receivables mix as a percent of total Earning Assets decreased from 82.3% to 79.6% 16.20% driven primarily by pre-funding the PayPal 15.33% credit portfolio − Loan Receivables yield 21.03%, down 23bps. versus prior year − Total Interest-Bearing Liabilities cost increased 38bps. to 2.24% driven by benchmark movement and pre-funding for the PayPal 2Q'17 2Q'18 Credit portfolio 7

Asset Quality Metrics 30+ Days Past Due Net Charge-Offs $ in millions, % of period-end Loan Receivables $ in millions, % of average Loan Receivables including held for sale $3,694 $3,831 $3,521 $3,295 $3,293 $3,120 $3,208 $1,198 $3,008 $1,141 $1,159 $2,585 $974 $1,001 $950 $847 $747 $765 4.80% 4.52% 4.26% 4.32% 4.25% 4.25% 4.67% 4.17% 3.79% 6.14% 5.97% 5.33% 5.42% 5.78% 4.51% 4.39% 4.65% 4.95% 2Q'16 3Q'16 4Q'16 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 2Q'16 3Q'16 4Q'16 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 90+ Days Past Due Allowance For Loan Losses $ in millions, % of period-end Loan Receivables $ in millions, % of period-end Loan Receivables $5,859 $5,738 $5,361 $5,574 $5,001 $1,869 $4,676 $1,707 $1,776 $4,115 $4,344 $3,894 $1,546 $1,561 $1,508 $1,435 $1,334 $1,143 7.37% 7.43% 6.63% 6.97% 6.80% 5.70% 5.82% 5.69% 6.37% 2.22% 2.28% 2.28% 1.89% 2.03% 2.06% 1.90% 1.98% 1.67% 2Q'16 3Q'16 4Q'16 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 2Q'16 3Q'16 4Q'16 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 8

Other Expense Other Expense $ in millions +7% 2Q'18 Highlights $975 • Other Expense up 7% $911 ‒ Other Expense increase driven primarily by growth and strategic investments • Efficiency Ratio 31.0% vs. 30.1% prior year 2Q'17 2Q'18 V$ V% Employee Costs $318 $351 $33 10% Professional Fees 158 177 19 12% Marketing/BD 124 110 (14) (11)% Information Processing 88 99 11 13% Other 223 238 15 7% Other Expense $911 $975 $64 7% (a) Efficiency 30.1% 31.0% 0.9pts. (a) “Other Expense” divided by sum of “NII, after RSA” plus “Other Income” 9

Funding, Capital and Liquidity Funding Sources Capital Ratios $ in billions Common equity Tier 1% - Basel III fully phased-in 17.2% 16.6% $80.7 V$ $73.6 $9.5 +$1.0 Unsecured $8.5 $12.2 $ - Securitization $12.2 2Q'17 2Q'18 $59.0 Deposits $52.9 +$6.1 (a) Liquidity $28.0 $ in billions $21.9 2Q'17 2Q'18 Variance Deposits 72% 73% +1pts. Securitization 17% 15% (2)pts. 2Q'17 2Q'18 Unsecured 11% 12% +1pts. Liquid Assets $15.3 $21.5 Undrawn Credit Facilities 6.6 6.5 Total Liquidity $21.9 $28.0 % of Total Assets 24.1% 28.2% (a) Does not include unencumbered assets in the Bank that could be pledged 10

PayPal Impact on Outlook Receivables Purchased: $7.6 Billion Closing Date: July 2, 2018 2018 Outlook With PayPal Credit Portfolio Previous Current Loan Receivables Growth(a) 13% - 15% 13% - 15% Net Interest Margin 15.75% - 16.00% 15.75% - 16.00% RSAs/Average Receivables 4.2% - 4.4% ~4.0% Net Charge-off Rate 5.5% - 5.8% 5.5% - 5.8% Efficiency Ratio ~ 31.0% ~ 31.0% ROA ~ 2.5% ~ 2.5% 3Q‘18 Reserve Build Core ~$125-150MM PayPal ~$300-325MM Total ~$425-475MM 11 (a) Period-end 12/31/18 versus 12/31/17

Strategic Options for Walmart Portfolio

Portfolio Sale

Overview

- Decision to sell portfolio and estimated gain on sale determined by 1Q'19
- Portfolio would transfer to new issuer upon contract expiration on July 31, 2019

Strategic and Financial Implications

- ~$2.5 billion of capital freed up to deploy on capital actions and higher returning alternatives:
  - Portfolio size: ~$10B
  - Capital supporting portfolio: ~ $1.5B
  - Release reserve associated with the portfolio
  - Portfolio sale expected to generate a gain
- $300-350MM of ongoing cost savings identified
- Improves/maintains certain operating metrics:
  - 60-70bp reduction in Net Charge-Offs
  - Neutral to return profile
- Expect to use the majority of ~$2.5 billion to repurchase shares by end of 2019 subject to Board and regulatory approval
- Combination of share repurchase and cost savings expected to fully replace EPS generated by current program
  - Accretive to EPS relative to renewal terms

Retain Portfolio + Convert to GPCC

Overview

- Expect to convert qualifying accounts to GPCC beginning in 1Q'19
- Cards not converted to GPCC will remain Walmart cards that can be used in-brand for 3 years

Strategic and Financial Implications

- Improved economic profile and risk-adjusted returns
  - Elimination of RSAs and interchange fees earned on GPCC/Dual Card will fund enhanced value props, branding and promotions
  - Royalties earned on Walmart purchases for three years post contract expiration
  - Opportunity to optimize portfolio performance: improve credit metrics, cost structure and return profile going forward
- Improves diversification of overall portfolio, reduces partner concentration
- Builds on direct to consumer strategy, ability to realize synergies with direct bank
- Retaining portfolio and conversion to GPCC expected to fully replace EPS generated by current program
  - Accretive to EPS relative to renewal terms

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2Q’18 Wrap Up • Net earnings of $696 million … $0.92 diluted earnings per share • Broad based growth … Purchase volume +2%, Loan receivables +5%, Net interest income +3% • Completed acquisition of the U.S. PayPal Credit financing program in July • Added new partnerships … Furniture Row and The Good Feet Store • Renewed key partners … Robbins Brothers, Ashley HomeStore, LCA Vision, Sleep Number and Havertys • Acquired e-gifting platform Loop Commerce • Fast-growing deposit platform … deposits at $59 billion comprising 73% of funding • Strong balance sheet, $21.5 billion of liquid assets and 16.6% CET1 • Completed quarterly common stock dividend of $0.15 per share and repurchased $491 million of shares in the quarter • Announced new capital plan increasing quarterly dividend to $0.21 and $2.2 billion of share repurchases 13

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